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                                                                   Exhibit 10.68


                 AMENDMENT TO THE ASSET PURCHASE AGREEMENT

         The Asset Purchase Agreement, dated February 9, 1996, by and between EMC Corporation, together with each of its subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents and attorneys ("EMC") and MTI Technology Corporation, together with each of its subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents and attorneys ("MTI") is hereby amended by the parties ("Agreement"), for good and valid consideration, as follows:

         1. EMC hereby agrees to pay MTI the total amount of five million eight hundred fifty seven thousand one hundred forty three dollars ($5,857,143.00), by wire transfer, on or before April 2,2003. MTI agrees that such payment fully satisfies all obligations, including without limitation all payment obligations, of EMC under the Agreement, and that, to the full extent allowable under the Agreement, all rights title and interest in the Issued Patents, Licensed Patents and all Patent Rights and/or all other rights, titles or interests pursuant the Agreement shall transfer to EMC.

         2. MTI shall not initiate or maintain any action involving any claim for patent infringement against EMC with respect to MTI Patents, and MTI hereby grants EMC immunity from suit for patent infringement with respect to MTI Patents. The term "MTI Patents" is defined as all patents and patent applications, anywhere in the world, owned by, controlled by, or licensed to MTI, as of the date hereof for which MTI has or will have the right to sue, including without limitation, all patents and applications identified in the Agreement ,all patents and applications identified in the letter dated August 5, 2002 attached hereto as Exhibit 1and all divisional, continuations, substitute, renewal, reissue and all other applications for such patents which have been or shall be filed in the United States and all foreign countries.

         3. This amendment does not create any licensing rights beyond the scope of those contained in the original Asset Purchase Agreement dated February 9, 1996.

         4. MTI shall not assign or transfer any of the MTI Patents unless such assignment or transfer is made subject to the terms of this Agreement, including without limitation, the covenant not to sue as set forth in Section 2 herein. Any attempted assignment or transfer in derogation of the foregoing shall be void.

MTI TECHNOLOGY CORPORATION                       EMC CORPORATION

By:                                              By:

/s/ Mark Franzen                                 /s/ Terrence A. Richardson
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Signature                                        Signature

Mark Franzen                                     Terrence A. Richardson
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Printed Name and Title                           Printed Name and Title

4/1/03                                           4/1/03
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Date                                             Date